UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 1, 2018
Commercial Metals Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)
(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 29, 2017, Commercial Metals Company (the “Company”) and its direct and indirect wholly-owned subsidiaries, CMC Steel Fabricators, Inc. (“CMC Steel Fabricators”) and CMC Steel US, LLC (“CMC Steel US” and, together with CMC Steel Fabricators, the “Purchasers”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with GNA Financing, Inc. (“GNA Financing”), Gerdau Ameristeel US, Inc. (“Gerdau US”), Gerdau Ameristeel Sayreville Inc. (“Gerdau Sayreville”) and Gerdau Ameristeel WC, Inc. (“Gerdau WC” and, together with GNA Financing, Gerdau US and Gerdau Sayreville, the “Sellers”).

On November 5, 2018, the Purchasers consummated the acquisition (the “Acquisition”) of substantially all of Sellers’ rebar fabrication facilities in the U.S. as well as the steel mini mills located in or around Rancho Cucamonga, California, Jacksonville, Florida, Sayreville, New Jersey and Knoxville, Tennessee for a cash purchase price of $600.0 million, as well as an approximately $100 million estimated working capital adjustment. The purchase price is subject to a further customary purchase price adjustment as described in the Purchase Agreement. The Purchasers paid the purchase price from (i) the proceeds of the May 2018 offering of the Company’s 5.75% Senior Notes due April 2026, (ii) the proceeds from the Term Loan (as defined below) and (iii) cash on hand.

The material terms of the Purchase Agreement and a description of the Acquisition were reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2018 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On November 1, 2018, the Company drew down $180.0 million under its delayed draw term loan facility (the “Term Loan”) under its Fourth Amended and Restated Credit Agreement. The material terms of the Term Loan were reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2018 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 5, 2018, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01 are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)     Exhibits

99.1        Press Release issued by Commercial Metals Company on November 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 5, 2018	By: /s/ Mary A. Lindsey
Name: Mary A. Lindsey
Title: Senior Vice President and Chief Financial Officer